Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ovid Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(1)	(1)(2)	$0.00014760	$—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carryforward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	Rule 415(a)(6)	(2)					S-3	333-250054	November 20, 2020

	Equity	Preferred Stock, par value $0.001 per share	Rule 415(a)(6)	(2)					S-3	333-250054	November 20, 2020

	Debt	Debt Securities	Rule 415(a)(6)	(2)					S-3	333-250054	November 20, 2020

	Other	Warrants	Rule 415(a)(6)	(2)					S-3	333-250054	November 20, 2020

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(2)		$250,000,000(2)			S-3	333-250054	November 20, 2020	$27,275

	Total Offering Amounts					$250,000,000(1)(2)		$—

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$—

(1)

An indeterminate number of securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price not to exceed $250,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement represent $250,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-250054), which was declared effective on November 20, 2020 (the “2020 Registration Statement”), which include $75,000,000 of unsold common stock pursuant to the sales agreement prospectus included in the 2020 Registration Statement. In connection with the filing of the 2020 Registration Statement, the Registrant paid a filing fee of $20,040.53 associated with the offering of a portion of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) and carried forward $58,120,659 of unsold securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-225391), which was declared effective June 19, 2018 (the “2018 Registration Statement”). In connection with the filing of the 2018 Registration Statement, the Registrant paid a filing fee of $24,900, of which $7,234.47 is associated with the offering of a portion of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2018 Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The Registrant is not registering any securities on this registration statement, other than the Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the 2020 Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the 2020 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.